Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-203186, 333-180755 and 333-175577 on Form S-3 and Registration Statement Nos. 333-174916, 333-139582, and 333-139583 on Form S-8 of ORBCOMM Inc. of our report dated September 25, 2015 relating to the financial statements of WAM Technologies, LLC. as of and for the years ended December 31, 2014 and 2013 which appears in this Amendment No. 1 to Current Report on Form 8-K/A of ORBCOMM Inc. dated December 11, 2015.

/s/ O’Connor Davies, LLP

Harrison, New York

December 11, 2015